Registration File No. 333-

As filed with the Securities and Exchange Commission on August 29, 2008

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TARGET CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-0215170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall Minneapolis, Minnesota	55403-2467
(Address of registrant’s principal executive offices)	(Zip code)

Target Corporation 401(k) Plan

(Full title of the plan)

Douglas A. Scovanner,
Executive Vice President,
Chief Financial Officer and Chief Accounting Officer

Target Corporation

1000 Nicollet Mall

Minneapolis, Minnesota 55403-2467

(612) 304-6073

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common stock, par value $.0833 per share(2)	160,000,000 shares	$52.025	$8,324,000,000	$327,133.20

(1)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 22, 2008.

(2)           Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 160,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Target Corporation 401(k) Plan (formerly known as the Dayton Hudson Supplemental Retirement, Savings and Employee Stock Ownership Plan), as amended and restated (the “Plan”).  In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 previously filed with the Commission relating to the Plan (Registration Statements No. 33-66050, 333-27435, 333-103920 and 333-131083) are incorporated by reference herein.

PART II

INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF FORM S-8 REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

                The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Registrant and the Plan, are incorporated in this Registration Statement by reference:

(1)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC on March 13, 2008;

(2)           All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since February 2, 2008;

(3)           The Annual Report on Form 11-K for the Target Corporation 401(k) Plan, as filed with the SEC on June 16, 2008; and

(4)           The description of the Registrant’s Common Stock contained in a registration statement filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                All reports and other documents filed by the Registrant and the Plan with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

                Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Document Description

5

The shares of common stock of the Registrant offered and sold pursuant to the Plan are purchased by the administrator of the assets of the Plan in market transactions.  Because no original issuance securities will be offered or sold pursuant to the Plan, no opinion of counsel regarding the legality of the securities being registered hereunder is required.

Pursuant to Item 8(b) of Form S-8, the Registrant has submitted the Plan to the Internal Revenue Service (“IRS”) for a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986 and will submit any amendments thereto to the IRS in a timely manner and has made and will make all changes required by the IRS in order to qualify the Plan.

23	Consent of Ernst & Young LLP.
24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 29th day of August, 2008.

TARGET CORPORATION
By
/s/ Douglas A. Scovanner
Douglas A. Scovanner, Executive Vice
President, Chief Financial Officer and Chief Accounting
Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 29th day of August, 2008 by the following persons in the capacities indicated:

/s/ Gregg W. Steinhafel	President and Chief Executive Officer (Principal Executive Officer)
Gregg W. Steinhafel
/s/ Douglas A. Scovanner	Executive Vice President, Chief Financial Officer and Chief
Douglas A. Scovanner	Accounting Officer (Principal Financial and Accounting Officer)

Roxanne S. Austin	)
Calvin Darden	)
Mary N. Dillon	)
James A. Johnson	)
Richard M. Kovacevich	)
Mary E. Minnick	)	Directors*
Anne M. Mulcahy	)
Derica W. Rice	)
Stephen W. Sanger	)
Gregg W. Steinhafel	)
George W. Tamke	)
Solomon D. Trujillo	)
Robert J. Ulrich	)

*Douglas A. Scovanner, by signing his name hereto on the 29th day of August, 2008, does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated, such persons being the majority of the Directors of the registrant.

/s/ Douglas A. Scovanner
Douglas A. Scovanner, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 29th day of August, 2008.

TARGET CORPORATION 401(K) PLAN
By
/s/ Gregg W. Steinhafel
Gregg W. Steinhafel
On behalf of Target Corporation as Plan Administrator

EXHIBIT INDEX

Exhibit Number	Document Description	Form of Filing

23	Consent of Ernst & Young LLP.	Electronic Transmission

24	Powers of Attorney.	Electronic Transmission